EXHIBIT A
                                    ---------

                                    AGREEMENT
                                    ---------

         Each of the undersigned agrees that this Schedule 13G relating to equity securities of Magellan Technology, Inc. shall be filed on behalf of each of the undersigned.


/s/ JUDITH F. EDWARDS                                 DATED:   December 28, 1998
---------------------------
Judith F. Edwards


/s/ ROBERT W. EDWARDS                                 DATED:   December 28, 1998
---------------------------
Robert W. Edwards


SEC 1745 (3-98)              Page 7 of 7 Pages